Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 155 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated February 23, 2011, relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to Shareholders of the ASG Diversifying Strategies Fund, ASG Global Alternatives Fund, ASG Managed Futures Strategy Fund, Harris Associates Large Cap Value Fund, Loomis Sayles Absolute Strategies Fund, Loomis Sayles Multi-Asset Real Return Fund, Vaughan Nelson Value Opportunity Fund and Westpeak ActiveBeta® Equity Fund, each a series of Natixis Funds Trust II, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Performance”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

May 2, 2011